UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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CAREMARK RX, INC.
(Name of Registrant as Specified in its Charter)
EXPRESS SCRIPTS, INC.
KEW CORP.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXHIBIT INDEX

Exhibit No

99.1	Express Scripts, Inc. press release, dated February 2, 2007.

99.2	Express Scripts Investor Presentation, dated February 2007.

99.3	Express Scripts e-mail to employees, dated February 2007.

Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Edward Stiften, Chief Financial Officer	Steve Littlejohn, Vice President, Public Affairs
David Myers, Vice President, Investor Relations	(314) 702-7556
(314) 702-7173

Steve Balet / Laurie Connell	Joele Frank / Steve Frankel
MacKenzie Partners, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 929-5500	(212) 355-4449
Express Scripts Urges Caremark Stockholders to Reject Value
Destruction of Proposed Acquisition by CVS
St. Louis, February 2, 2007 – In an advertisement published today in The Wall Street Journal, Express Scripts, Inc. (Nasdaq: ESRX) urged Caremark Rx, Inc. (NYSE: CMX) stockholders to consider the enhanced value that an Express Scripts/Caremark combination offers to stockholders, plan sponsors and patients. By contrast, the proposed acquisition of Caremark by CVS Corporation (NYSE: CVS) is strategically and financially flawed.
The text of the advertisement follows:
ATTENTION CAREMARK RX INC. STOCKHOLDERS
An Express Scripts/Caremark combination delivers enhanced value to stockholders, plan sponsors and patients. By contrast, the proposed acquisition of Caremark by CVS is strategically and financially flawed.
EXPRESS SCRIPTS’ OFFER PROVIDES SUPERIOR AND MORE CERTAIN VALUE
▪ The CVS deal is at virtually no premium—with only a recently added $2.00 dividend, of which Caremark stockholders are financing 45.5%, for a total of $1.09 per share
▪ Better currency: Express Scripts has outperformed CVS over the past 10 years: 1,531% versus 315%. Which company’s stock would you prefer to own?
▪ More cash: Express Scripts is offering $29.25 per share in cash—versus $2.00 in the CVS deal
MAKE NO MISTAKE—EXPRESS SCRIPTS’ BOTTOM LINE IS PROOF POSITIVE OF ITS ABILITY TO INNOVATE AND EXECUTE
▪ Express Scripts has delivered outstanding growth through innovation and execution—generating a return to stockholders in excess of 8,500% over the past 15 years

▪ Our fundamental business model is hitting on all profit generating cylinders: greater use of generics, home delivery, and specialty pharmacy
▪ By marshalling the best and brightest minds in pharmacy benefits management, our proposed value-enhancing horizontal merger with Caremark will fuel further innovation and execution to meet growing, shifting client and patient needs
CAREMARK’S CLIENT RETENTION “BOGEYMAN”
▪ Each time Express Scripts has made an acquisition, the result has been an increase in the number of customers beyond what both companies had previously
▪ About one-third of business in our industry comes up for renewal—or is at risk—every year, completely unrelated to any acquisition activity
▪ Over the past three years, Express Scripts has taken more than two times as many clients from Caremark than vice versa—demonstrating the attractiveness of Express Scripts to Caremark’s book of business
VERTICAL PBM INTEGRATIONS DESTROY SHAREHOLDER VALUE
▪ Historically, vertical integrations involving a PBM have resulted in value destruction, on average, of 36%
▪ Here’s what experts are saying:
“The news [of Express Scripts’ offer] is consistent with our critical view of the CMX/CVS deal, and we think such a valuation premium is appropriate given a more logical horizontal combination that will eliminate the conflicts of interests inherent in a vertical transaction...CMX’s board will be hard pressed to credibly thwart such an offer.”* (Robert M. Willoughby, Bank of America, 12.18.06) “...we believe it is important to recognize the historical issues associated with vertical integration in this sector could unfavorably impact P/E multiple of CVS/CMX entity.”* (Robert Summers, Bear Stearns, 01.17.07)
▪ Don’t bet on a risky, unproven plan that is at odds with what history teaches
EXPRESS SCRIPTS IS COMMITTED TO ITS OFFER FOR CAREMARK
We have:
▪ Executed a commitment letter providing all required financing
▪ Commenced an exchange offer—bringing the offer directly to Caremark stockholders
▪ Nominated a slate of four directors for election to Caremark’s board at its 2007 annual meeting
▪ Requested repeatedly that Caremark meet with us and allow us to conduct confirmatory due diligence
▪ Determined to refile notification under the Hart-Scott- Rodino Antitrust Improvements Act, seeking to clear the transaction without the need for a second request
SEND A MESSAGE TO THE CAREMARK BOARD:
That You Will Not Settle for Inferior Value and an Uncertain Future
That it Must Engage in a Discussion with Express Scripts About Our Clearly Superior Offer
VOTE YOUR GOLD PROXY CARD AGAINST THE CVS TRANSACTION NOW

If you have any questions or need assistance in voting the GOLD proxy card AGAINST the proposed Caremark/CVS merger, please contact our proxy advisor MacKenzie Partners at the numbers below.
Remember, even if you have already voted Caremark’s white proxy, you have every right to change your vote by executing the GOLD proxy card since only your latest dated proxy card will be counted at the special meeting.
MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: expressscripts@mackenziepartners.com

* Permission to use quotation was neither sought nor obtained.
Safe Harbor Statement
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

•	investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•	changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•	uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•	uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs

•	continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•	competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•	results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network

•	the use and protection of the intellectual property we use in our business

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

•	our ability to continue to develop new products, services and delivery channels

•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

•	increase in credit risk relative to our clients due to adverse economic trends

•	our ability to attract and retain qualified personnel

•	other risks described from time to time in our filings with the SEC
Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:
•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

•	required regulatory approvals may not be obtained in a timely manner, if at all

•	the proposed transaction may not be consummated

•	the anticipated benefits of the proposed transaction may not be realized

•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.
We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Important Information
Express Scripts has filed a proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with Caremark’s special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.
About Express Scripts
Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.
Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.
Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.
###

ESRX: Innovation and Execution Building on a Proven Record for a Powerful Future February 2007

The Pharmacy Landscape Retail Pharmacy Rx Wholesaler/ Generic Mfg Pharmaceutical Manufacturer Creates retail networks and obtains retail discounts Develops formularies and obtains manufacturer discounts Negotiates with generic manufacturers and wholesalers Operates home delivery pharmacies Provides clinical programs to encourage the use of clinically sound, cost-effective drugs Handles on-line claims processing and drug utilization review Educates and assists members ESRX generates proven value for plan sponsors and their members Plan sponsor Patient SUPPLY DISTRIBUTION Home Delivery

How We Make Money Multiple sources of margin for ESRX ESRX continues to have multiple and dynamic sources of margin, primarily fueled by generics, home delivery and specialty Rxs Brand in retail Brand in mail Specialty Generic in retail Admin fee Program fees Spread Rebate & admin fee sharing ALIGNMENT Express Scripts margins are highest on scripts that save plan sponsors and patients the most money: generics, mail, and generics in the mail. Generic in mail $ $ $$ $$ $ $$$$ $$$$$ $

Transaction Update ESRX launched its $26 billion Exchange Offer to acquire CMX, which will deliver superior value to stockholders Fully committed financing provided by Citigroup and Credit Suisse Nominated slate of directors on January 8, 2007 Proxy in opposition to proposed CVS / CMX merger ESRX continuing to work with FTC; will refile next week Express Scripts has put forth a compelling proposal and has taken the necessary steps to complete this transaction

Why the CVS Deal is Inferior and the ESRX Offer is Superior Destructive - history teaches that the market punishes deals like this one Dilutive - CMX stockholders move from high-growth industry to slower- growing retail pharmacy industry Doesn't Add Up - stated strategy for merger and resulting synergies unrealistic and hard to support Create value - proven ability to innovate and execute Outstanding financial offer - very strong underlying currency, with full commitment to get it done Certainty of value - cash and stock Solid, proven plan - synergies and rationale clear and strong CVS / CMX Speculative & "Sketchy" Plan ESRX / CMX Proven Record & Powerful Future

History Teaches that the Market Punishes Vertical Integrations Such as the CVS/CMX Deal Lilly 1994 Rite Aid 1999 Advance 2000 SmithKline 1994 ESRX 1999 Merck 1993 Spin-off 2003 Change in Value - 63% - 34% - 70% 21% (2% APR) AVG LOSS IN VALUE - 36% $4.1B $1.5B $1.0B $2.3B $0.7B $6.5B $7.9B Transaction Value (1) Acquiror (1) Transaction Value for target at closing. Vertical integration creates conflicted agendas, and with it, failure PCS Sale DPS Sale Medco Spin-off VERTICAL

Retail Perspective Clashes with that of Independent PBM Ultimately Hurting Stockholders, Plan Sponsors and Patients Vertical integration with retail introduces conflicts of interest and threatens savings Retail Drug choice Drug utilization Channel choice Overall retail discounts Fundamental business model Trend management Likely to be biased towards higher priced drugs Maximize number of fills Biased to its own stores Make money when patients and clients SPEND money; unproven model (i.e., dependent on foot traffic) Prefers generics, lower-cost brands Clinically driven prior authorization, drug quantity and step therapy Channel choice based on lower plan sponsor cost (e.g., mail) Make money when patients and clients SAVE money; independent model validated by marketplace Other retailers hesitant to give improved discounts to competitor Retailers willing to improve discounts to be included in networks Independent PBM Less ability to manage formulary at the retail counter Market share reduction of Lipitor was twice as effective in mail as in retail

Express Scripts vs. CVS Total Shareholder Returns - Since 1997 Growth that CMX stockholders enjoyed as independent PBM may disappear with a CVS combination Note: Includes dividend reinvestment. Stock Prices through December 15, 2006. $315 $1531 $193 Ending Value $100 Investment

CVS/CMX Synergies Don't Add Up Adding PharmaCare's business to CMX's business unlikely to result in $500 million in PBM-specific synergies - translating to an unrealistic $7.00 per Rx CVS/CMX Drugs under management Manufacturer discounts Retail network contracting Direct processing costs/SGA Only partially managed Rebates generated on formulary management, not retail purchases Other retailers may refuse to offer competitive pricing to competitor- owned CMX Combining a small PBM with CMX results in few cost savings opportunities Fully managed Best practices will generate higher rebates; greater client savings Duplication from combining two large PBMs offer significantly more cost reduction opportunities ESRX/CMX Best practices will generate lower network rates; greater client savings

CVS / CMX Plan is Speculative and "Sketchy" "Higher substitution rates at point of sale" "Full view of patient records will lower costs" "More transparency at point of sale" "Improved access to pharmacist" "Consultation by pharmacist with participant" "In-store ... enrollment and consultation" CVS / CMX Claims... WRONG. Therapeutic switches much higher in mail. .... Run Afoul of the Facts IRRELEVANT. Access to patient records and greater transparency at POS don't require merger. UNREALISTIC. Reliance on pharmacists to take on increased responsibilities in the retail setting flies in the face of labor market realities. CVS' so-called "transformative" rationale defies the facts, and is bad for CMX stockholders

CVS/CMX Plan Doesn't Add Up

Pharmacist workload on rise; labor pool tight and salaries rising


Rxs per pharmacist growing
Median pharmacist earnings outpace inflation

Sources: US Bureau of Labor Statistics, IMS, Kaiser Family Foundation, Drug Topics Magazine

Small number of specialty patients per store means pharmacists cannot specialize

Avg # CMX patients / CVS store

	MS	Hemophilia	HGH
Cleveland OH	6	0.3	0.2
Baltimore MD	10	0.6	0.4
Rockville MD	1	0.1	~ 0
Total US	7	0.4	0.3

Based on number of CVS stores by region and nationally, CMX market share, prevalence of specialty conditions, and population by region and nationally.

Sources: CVS website, SEC filings, CuraScript, US Census Bureau

"The demand for pharmacists is skyrocketing due to the aging population, expansion of retail pharmacies and the development of new medications." – Mercer Human Resources

A CVS plan that relies on INCREASED use of a SCARCITY of pharmacists is risky and is bad for CMX stockholders

© 2007 Express Scripts, Inc.
All Rights Reserved.

11

CVS/CMX Agreement is Unfriendly to Stockholders and is Poor Corporate Governance $675 Million "Speaking Fee" CMX using break-up fee as a "price of admission" for a conversation CMX requiring that ESRX agree to pay $675 million termination fee before any discussions, before due diligence, before considering terms of a proposed transaction, before a point where such a request is appropriate. None of these events would trigger the payment of a fee Market's extremely negative and befuddled reaction embarrasses CVS / CMX management into token response Bald attempt to preserve "merger of equals" fairytale Funded to a large degree by current CMX stockholders; out of one pocket and into another Window dressing makes $1.09 look like more Job security and massive change-of-control payout to CMX management, yet little to no premium to stockholders Provisions to protect CMX management CVS/CMX agreement provides CMX Board with indemnification against any past activities, including options-backdating charges Why not talk to ESRX and allow due diligence? Is the CVS / CMX plan a vision for the future... or a convenient diversion from the past?

ESRX Profit Generators: Hitting on All Cylinders The fundamental business model is strong and proven Ongoing innovation and execution ESRX's fundamental business model continues to produce outstanding results for stockholders, plan sponsors and patients Generics Mail Specialty Today 5 5 5 Potential 55 55 55 58% 80% Generics Mail Specialty Today 5 5 5 Potential 55 55 55 25% 60% 49% Generics Home Delivery Specialty Generic fill rate Mail penetration Specialty penetration 70%

Ongoing innovation and execution in a dynamic environment help fuel ESRX's growth 1990 '91 '92 '93 '94 '95 '96 '97 '98 '99 2000 '01 '02 '03 '04 '05 '06 '07 East 3 6 7.4 21.9 31.1 49.1 66.2 84.9 135.4 243.1 288.5 357.4 439.6 479.4 517.5 563.3 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Retail networks 3-tier benefit Preferred Savings Grid Step therapy Generics Today Pharma rebates High Performance Formulary Continuous development of products and services that meet and lead market needs Rx Volume (millions) Rx count = retail + (3 x mail) + specialty; counts for 1999/2000 exclude UHC Biogenerics Execution = achieving financial goals while enhancing client and member satisfaction ESRX Growth Powered by Innovation and Execution

Innovation Around Behavioral Change Drives Rx Affordability

Increasing member acceptance of proven programs unlocks enormous potential


Trend management ability
Programs avoided due to concerns about member acceptance
High Performance Formulary
Exclusive Home Delivery/Network
Step Therapy
3-tier
2-tier
Member acceptance
Plan lifecycle
Advanced communication drives greater member acceptance
Member acceptance
Programs implemented due to greater member acceptance
High Performance Formulary
Exclusive Home Delivery/Network
Step Therapy
3-tier
2-tier
Plan lifecycle

ESRX's advanced member communication programs

- Translate into practice latest findings from cognitive linguistics and behavioral economics
- Constantly evaluated and tested to ensure maximum member response
- Drive compelling differentiation from other PBM offerings in the marketplace

ESRX leads the marketplace in understanding and deploying effective tools to drive member behavioral change

© 2007 Express Scripts, Inc.
All Rights Reserved.

15

Generics - $20B in Annual Savings Opportunities ESRX dominates the industry in driving market shift to generics ESRX applies innovative thinking and an independent business model to deliver results Lipitor Crestor Vytorin Generics* ESRX -0.22 0.0515 0.0454 0.123 National -0.087 0.022 0.025 0.04 * Represents the portion of Lipitor share that was converted to Zocor (simvastatin) and other generic statins Change in Statin Market Shares, 2006 $100M in savings for ESRX clients and members... .... achieved one patient at a time while maintaining or growing satisfaction ESRX Client Retention 90% 91% 93% Willingness to Recommend ESRX 90% 94% 94% Client Satisfaction with ESRX 94% 97% 96% Overall Member Satisfaction with ESRX 95% 95% 95% 2004 2005 2006 ( as of Q3)

Specialty - $70B Biogenerics Opportunity Creation of biogenerics pathway will unlock enormous savings over next decade Specialty pharmaceuticals have ushered in the next generation of challenges and opportunities for PBMs; investing in world-class expertise is mission critical Impact of Biogenerics Pathway Class EPOs for anemia Insulin Interferons for MS Growth hormone Total Savings, 10 yrs $ 40.7B $ 16.1B $ 13.7B $ 0.6B $ 71.2B Actively working with Congress to create biogenerics pathway Helping wring waste from traditional Rx to help plan sponsors fund specialty medications Educating plan sponsors about specialty management options ESRX Leads the Way

ESRX / CMX Transaction is in the Best Interests of Stockholders, Plan Sponsors and Patients Solid strategic rationale Retains focus on proven profit generators: generics, mail, specialty Delivers rapid and straightforward synergies, not speculative ones Puts stockholders, clients and members first by protecting PBM independence Creates opportunities for rapid dissemination of best practices across enterprise Concrete financial benefits Attractive mix of stock and cash rather than lopsided toward stock Straightforward assessment of offer value rather than "extraordinary" dividends and downstream stock repurchase plans Strong underlying currency of ESRX that is in line with CMX past performance Broad acceptance by plan sponsors CMX clients undeniably attracted to ESRX as evidenced by history of outstanding takeaway performance by ESRX, especially among Fortune 500 companies ESRX enjoys very high client satisfaction and retention PBM clients primarily interested in price and ability to manage drug spend, not mergers Proven management team Outstanding record of growth under current management team Repeated and successful integration of acquisitions

Market Rewards Independent PBMs Our combination of ESRX and CMX is based on a proven and powerful model that has been repeatedly validated by the market Lilly 1994 Rite Aid 1999 Advance 2000 SmithKline 1994 ESRX 1999 Merck 1993 Spin-off 2003 AVG LOSS IN VALUE - 36% $4.1B $1.5B $1.0B $2.3B $0.7B $6.5B Transaction Value (1) Acquiror PCS Sale DPS Sale Medco Spin-off DPS to ESRX Medco Spin-off PCS to Advance Independent PBMs $7.9B Advance + PCS 2000 AdvancePCS 2003 ESRX + DPS 1999 ESRX 2002 Medco Spin-off 2003 Medco (4) 2006 124% 26% 117% $2.2B $5.0B (3) $3.9B $4.9B (3) $7.9B $17.0B (3) Acquiror Enterprise Value (2) + 89% AVG INCREASE IN VALUE (1) Transaction Value for target at closing. (2) Combined Enterprise Value of acquiror and target at closing. (3) Enterprise Value of acquiror three years after closing. (4) Excludes the Transaction Value at closing of $2.5 billion for Accredo acquired by Medco in 2005. VERTICAL HORIZONTAL

ESRX Offers Significant and Realistic Synergy Benefits BASELINE: $500M Lower mail pharmacy costs Lower retail pharmacy costs Lower specialty pharmacy costs Better manufacturer discounts Lower SG&A Lower direct processing costs Two leading consulting firms Prior discussions between ESRX and CMX on multiple occasions ESRX's prior experience and multiple analyses Costs to achieve synergies have been netted ADDITIONAL POTENTIAL $$$ ESRX generic fill rate applied to CMX book of business CMX mail pull-through applied to ESRX book of business Combination drives greater cost savings for plan sponsors, higher margin for ESRX / CMX ESRX synergies are sound and based on PROVEN opportunities

Best and Brightest Innovating for Continued Growth Powerfully positioned to meet challenges Specialty: expensive therapies with modest health benefits Personalized medicine: drugs tailored for individual patients Consumerism: activate patients to become savvy, informed consumers The new elderly: rising expectations of the upcoming wave of baby boomers ESRX / CMX combination allows best and brightest to help plan sponsors meet upcoming challenges in pharmacy management CVS CMX Two companies with conflicting models run in parallel; little / no overlap in expertise Horizontal integration upgrades expertise Vertical integration leaves expertise "as is" ESRX CMX Best-in-class PBM experts working together on behalf of plan sponsors Plan sponsors continue to look to their PBM to help address difficult challenges in 2007 and beyond:

ESRX is Ready to Work Together with CMX So-called "risks" are attempted diversions from superior value Due diligence RED HERRING. Since December 18, ESRX has been ready and willing to proceed; we are waiting for invitation from CMX Board, management Financing RED HERRING. ESRX financing is in place and is subject to standard and customary conditions only; such customary conditions readily removed upon due diligence completion Regulatory issues RED HERRING. After ESRX re-files HSR notification, waiting period will expire March 8. ESRX is working with FTC seeking to clear the transaction without need for second request. ESRX stockholder approval RED HERRING. ESRX expects to obtain stockholder approval no later than its upcoming annual meeting Customer loss risk RED HERRING. In past 3 years, ESRX has taken more than 2x as many clients from CMX than vice versa. In every prior ESRX transaction, the client base grew. CMX Delaware anti-takeover impediments RED HERRING. All impediments can be easily resolved by CMX Board; the only roadblock is the CMX Board.

ESRX and Current CMX Clients Setting the record straight CMX's self-serving statements about potential "client loss" are nothing more than misleading scare tactics ESRX Client Retention 90% 91% 93% Willingness to Recommend ESRX 90% 94% 94% ESRX Client Satisfaction 94% 97% 96% 2004 2005 2006 ESRX is highly regarded by its clients... In the past three years, ESRX has taken from CMX MORE THAN TWO TIMES as many clients overall as vice versa (84 vs 28) NEARLY FOUR TIMES as many Fortune 500 as vice versa (7 vs 2) .... as well as those of CMX: Statements about potential turnover are unfounded Three-year contracts mean 1/3 of business is "at risk" in any year, regardless of acquisition Highly competitive market that all PBMs deal with year in and year out

"NGC stands firm that they made the right choice coming to ESI." - Northrop Grumman Corporation, former CMX client "We are excited to be with ESI and are looking forward to a strong and lasting relationship." - The ServiceMaster Company, former CMX client "Express Scripts has done an excellent job to date and we fully expect to renew their contract in 2008." - Uniformed Fire Officers Association Protection Plan "Express Scripts has proved to be an excellent partner and provides a high level of service." - Delaware Valley Health Care Coalition, legacy NPA Comments from ESRX and Former CMX Clients

5-Year Avg 3-Year Avg 1-Year Avg Current ESRX 19.5 20.3 21.8 17.7 West 30.6 38.6 34.6 CVS 16.9 17.9 17.9 17.5 Superior Currency Leads to Superior Value ESRX's stock price offers more upside if P/E multiples return to historical averages. 5-Year Avg 3-Year Avg 1-Year Avg Current ESRX 19.5 20.3 21.8 17.7 West 30.6 38.6 34.6 CVS 16.9 17.9 17.9 17.5 ^ = $3.06

ESRX Offers Superior Value for CMX Stockholders ESRX's proposal offers CMX stockholders significantly higher near-term value, better long-term growth/upside and a higher ownership % in a company with a proven track record of superior results. Near-Term Longer-Term Track Record Based on CVS stock price of $33.05 and ESRX stock price of $69.91 as of January 30, 2007. P/E multiples based on current (January 30, 2007) and 3 year average for ESRX and CVS. (3) Assumes 2007 EPS of $3.95 for ESRX and $1.88 for CVS based on IBES Consensus as of January 30, 2007. (4) Based on current long term growth rate estimates of 14.5% for CVS, 17.9% for CMX and 16.5% for ESRX as of January 30, 2007. Weighted based on current market capitalization. Based on average of selected vertical and horizontal acquisitions in the PBM space. 2006E EPS based on IBES estimates as of January 30, 2007.

ESRX and CMX The power of independence and proven value generation Powerful strategic rationale Identifiable and achievable synergies Strong free cash flow allowing for rapid debt reduction and share repurchase Superior currency and certainty of value Management team with history of earnings growth, superior stockholder returns, and successful acquisitions and integrations Combination of ESRX and CMX offers a proven and innovative strategic rationale

Appendix

Express Scripts Board of Directors Gary G. Benanav served as Vice Chairman and a Director of New York Life Insurance Company (''New York Life"), a life insurance and financial services company, from November 1999 until his retirement in March 2005. Mr. Benanav also served as Chairman and Chief Executive Officer of New York Life International from December 1997 until his retirement in March 2006. He was Executive Vice President of New York Life from December 1997 until November 1999. He is also a director of Barnes Group, Inc. Director of Express Scripts since January 2000. Frank J. Borelli has been a Senior Advisor to Stone Point Capital, an investment management company and formerly a wholly-owned subsidiary of Marsh & McLennan Companies, Inc (''M&MC"), a global professional services firm, since his retirement from M&MC in January 2001. Prior thereto, he was Senior Vice President of M&MC from April to December 2000. He is also a director and Audit Committee Chairman of Genworth Financial, Inc. and is a Director of the Interpublic Group of Companies and a director of Signal Holdings Inc., an investee company of Trident Fund, which is managed by Stone Point Capital LLC. Director of Express Scripts since January 2000.

Express Scripts Board of Directors Maura C. Breen is Senior Vice President and General Manager for the New York Region for Verizon Communications, Inc. (''Verizon"), a provider of communications services, a post she was appointed to on March 17, 2006. Previously, Ms. Breen was Senior Vice President/Support Services, Network Services Group for Verizon, since December 2003. Ms. Breen also served as Senior Vice President & Chief Marketing Officer, Retail Market Groups for Verizon from July 2001 through December 2003, and as Group Vice President, Verizon Long Distance from April 1999 through July 2001. Director of Express Scripts since July 2004. Nicholas J. LaHowchic has served as President and Chief Executive Officer of Limited Logistics Services, Inc. (''LLS"), since October 1997, and as Executive Vice President for Limited Brands, Inc., a retail apparel company and the parent of LLS, since April 2004. LLS provides supply chain, compliance and procurement services to retailers including Limited Brands, Inc. Director of Express Scripts since January 2000. Director of Express Scripts since January 2000.

Express Scripts Board of Directors Thomas P. Mac Mahon served as President and Chief Executive Officer and a member of the Executive and Management Committees of Laboratory Corporation of America Holdings (''LabCorp"), the second largest independent clinical laboratory company in the U.S., from January 1997 until his retirement on December 31, 2006. Mr. Mac Mahon, who has been a director of LabCorp since April 1995, will continue serving as Chairman of the Board of LabCorp, a position he has held since April 1996. Director of Express Scripts since March 2001. John O. Parker, Jr. has served as a Venture Partner with Rho Ventures LLC, a venture capital firm, since January 2002. Mr. Parker was a General Partner of Care Capital, LLC, a venture capital firm, from October 2000 to December 2001. Mr. Parker also serves on the boards of PHT Corporation and Medical Present Value, Inc., both privately held companies. Director of Express Scripts since July 2001.

Express Scripts Board of Directors George Paz was elected a director of Express Scripts in January 2004 and has served as Chairman of the Board since May 2006. Mr. Paz was first elected President of Express Scripts in October 2003 and also assumed the role Chief Executive Officer of Express Scripts on April 1, 2005. Mr. Paz joined Express Scripts and was elected Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as Express Scripts' Chief Financial Officer of Express Scripts following his election to the office of President until his successor joined Express Scripts in April 2004. Samuel K. Skinner has been Of Counsel with the law firm of Greenberg Traurig, LLP since 2004. Mr. Skinner previously served as President, Chief Executive Officer and a director of USF Corporation (formerly USFreightways Corporation) (''USF"), a transportation, freight forwarding and supply chain management company, from 2000 until his retirement in 2003. Mr. Skinner was also Chairman of the Board of USF from 2001 until his retirement. Mr. Skinner is also a director of Navigant Consulting, Inc., Midwest Air Group, Inc., Diamond Management and Technology Inc., Dade Behring Holdings, Inc., and the Chicago Board Options Exchange. Director of Express Scripts since February 2004.

Express Scripts Board of Directors Seymour Sternberg currently is the Chairman of the Board and Chief Executive Officer of New York Life and has served in this capacity since April 1997. From October 1995 until October 2002, he was the President of New York Life, and from October 1995 until March 1997 he also held the position of Chief Operating Officer of New York Life. Mr. Sternberg is also a director of CIT Group, Inc., and is a director/manager of various New York Life subsidiaries. Director of Express Scripts since March 1992. Barrett A. Toan was elected a director of Express Scripts in October 1990 and served as Chairman of the Board from November 2000 until May 2006. Mr. Toan was Express Scripts' Chief Executive Officer from March 1992 until his retirement in March 2005. Mr. Toan was an executive employee of Express Scripts from May 1989 until his retirement and served as President of Express Scripts from October 1990 to April 2002. Mr. Toan is also a director of Sigma-Aldrich Corporation, a specialty chemical company, and Genworth Financial, Inc, an insurance and financial services company. Howard L. Waltman has been a director of Express Scripts since its inception in September 1986, and served as Chairman of the Board of Express Scripts from March 1992 until November 2000. Mr. Waltman is also a director of Infocrossing, Inc. and Emergent Group, Inc.

This presentation contains "forward-looking statements," including, among other statements, statements regarding the proposed business combination between Express Scripts and Caremark, and the anticipated consequences and benefits of such transaction. Statements made in the future tense, and words such as "anticipate", "expect", "project", "believe", "plan", "estimate", "intend", "will", "may" and similar expressions are intended to identify forward looking statements. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Express Scripts. Relevant risks and uncertainties include those referenced in Express Scripts' filings with the Securities and Exchange Commission ("SEC") (which can be obtained as described in "Important Information" below), and include: general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. Risks and uncertainties relating to the proposed transaction include: Express Scripts and Caremark will not enter into any definitive agreement with respect to the proposed transaction; required regulatory approvals will not be obtained in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of Caremark's operations with Express Scripts will be materially delayed or will be more costly or difficult than expected. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Express Scripts assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Safe Harbor: Forward Looking Statements

Safe Harbor: Forward Looking Statements IMPORTANT INFORMATION Express Scripts has filed a proxy statement in connection with Caremark's special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark's annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission ("SEC") free of charge at the SEC's website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com. In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC's website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com. Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts' directors and executive officers is available in Express Scripts' proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with the Caremark's special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark's annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.

This message is being sent to all Annual Bonus Plan participants.
At the Jan. 18 Management Briefing, George Paz encouraged you to submit questions about our proposed acquisition of Caremark. This update includes answers to some of the questions we’ve received. Please watch for future updates with answers to more of your questions.
This information is for internal use only. If you have questions about our proposed acquisition of Caremark, please send them to Corporate Communications.

Q:	We are re-filing our notification under the Hart-Scott-Rodino Antitrust Improvement Act. Why are we doing this?

A:	This is not an unusual step in matters like our proposed acquisition of Caremark. The re-filing gives the Federal Trade Commission (FTC) an additional 30 days to review our proposed acquisition before deciding whether to issue a second request for more information. We will use the next 30 days to continue the process with the FTC, seeking to clear the transaction.

Q:	Caremark has repeatedly alleged that our proposed acquisition would result in a loss of clients. What are the facts?

A:	We disagree with Caremark’s allegations:

1. Each time we’ve made an acquisition, the result has been an increase in the number of customers beyond what both companies had previously.

2. About one-third of the business in our industry comes up for renewal — or is at risk — every year. This is completely unrelated to any acquisition activity.

3.    During the past three years, we have taken more than two times as many clients from Caremark than it has taken from Express Scripts. This demonstrates the attractiveness of Express Scripts to Caremark’s book of business.

Q:	Caremark has run several ads, encouraging its shareholders to vote in favor of the merger with CVS. Why so many ads, and what are we doing to encourage Caremark shareholders to vote against the merger with CVS?

A:	In matters like this, it is common for companies to communicate with shareholders through several channels, including news releases, letters, conference calls, investor meetings and ads. We are using the same channels, and our first ad ran in today’s Wall Street Journal.

Q:	When will shareholders vote on the proposed Caremark/CVS merger?

A:	Caremark shareholders will vote on Feb. 20, and CVS shareholders will vote on Feb. 23. We are soliciting proxies from Caremark shareholders and are actively urging Caremark shareholders to vote against the proposed merger.
For the latest information about our proposed acquisition of Caremark, visit ESInet.
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IMPORTANT INFORMATION
Express Scripts has filed a proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with Caremark’s special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.
© 2007 Express Scripts, Inc. All Rights Reserved. 07-05012